EXHIBIT 10.46


                                  March 9, 1999


Empire Industries, Inc.
501 Daniel Street
Tarboro, North Carolina

               Re: Eighth Amendment to Loan and Security Agreement

Gentlemen:

     Reference is made to that certain Loan and Security Agreement (as amended, the "Loan Agreement") dated as of May 29, 1996 among Empire Industries, Inc., LaSalle National Bank as collateral agent and administrative agent ("Agent") for itself ("LaSalle") and each other lender now or hereafter a party to the Loan Agreement (LaSalle and each such other lender are sometimes collectively referred to as "Lenders") and all other Lenders. Borrower has requested that Agent and Lenders agree to amend the Loan Agreement in certain respects. Agent and Lenders are willing to do so on the terms and subject to the conditions set forth herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Loan Agreement is hereby amended as follows:

     (a) Paragraph 12(o) and 12(p) of the Loan Agreement are hereby amended and restated in their entirety, as follows:

          "(o) Borrower's Tangible Net Worth shall not at any time be less than the amount set forth below during the corresponding month:

         Period                            Minimum Tangible Net Worth
         ------                            --------------------------
     January, 1999                                -$19,348,008
     February, 1999                               -$19,708,144
     March, 1999                                  -$20,038,480

        Period                             Minimum Tangible Net Worth
        ------                             --------------------------
     April, 1999                                  -$19,958,506
     May, 1999                                    -$20,169,624
     June, 1999                                   -$20,695,743
     July, 1999                                   -$20,860,701
     August, 1999                                 -$19,549,206
     September, 1999                              -$17,627,182
     October, 1999                                -$15,966,752
     November, 1999                               -$15,388,726
     December, 1999                               -$15,355,378


     provided, that the Minimum Tangible Net Worth requirements set forth above shall be adjusted dollar-for-dollar by the amount of any customary year-end accounting adjustments not reflected in Borrower's November 1998 unaudited financial statements; provided further, that for the periods commencing after December 31, 1999, Minimum Tangible Net Worth will be determined by agreement of the parties hereto based on the projections to be provided by Borrower for the 2000 fiscal year of Borrower, which projections must be in form and substance satisfactory to Agents and Lenders; provided, that if the parties cannot agree to Minimum Tangible Net Worth levels prior to January 1, 2000, Agents and Lenders may unilaterally set such levels in their sole discretion; and "Tangible Net Worth" being defined for purposes of this Agreement as Borrower's shareholders' equity (including retained earnings) less the book value of all intangible assets as determined solely by Collateral Agent on a consistent basis plus the amount of LIFO reserve plus the amount of any debt subordinated to Agents and Lenders on the date hereof, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement most recently presented to Collateral Agent prior to the date hereof except as set forth herein;

          (p) The ratio during each period of (i) the sum of Borrower's Net Income before provision for amortization and depreciation expense reducing Net Income during such period, to (ii) the sum of all scheduled payments of principal during such period with respect to indebtedness for borrowed money (including, without limitation, all curtailments of availability under Paragraph 3 of Exhibit A of this Agreement other than curtailments of availability under subparagraph (f) of Paragraph (3) of Exhibit A of this Agreement), purchase money indebtedness and capitalized lease obligations, shall not be not less than 0.9 to 1.0 for the three (3) fiscal quarter period ending September 30, 1999, or 1.1 to 1.0 as of the last day of each fiscal quarter thereafter, commencing with the fiscal quarter ending December 31, 1999, for the four (4) fiscal quarter period ending on such date, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement most recently presented to Collateral Agent prior to the date hereof except as set forth herein;"

     (b) Paragraph 12(u) of the Loan Agreement is hereby amended and restated in their entirety to read as follows:

          "(u) Borrower will not permit its Net Income for the 1999 fiscal year to be less than Two Million Eight Hundred Thousand Dollars ($2,800,000)."

     (c) Paragraph (1) of Exhibit A to the Loan Agreement is hereby amended and restated in its entirety, as follows:

     "(1) LOAN LIMIT: Each Lender, severally and not jointly, agrees to make its Pro Rata Share of such Loans as Borrower shall request from time to time from the date hereof, subject to the terms and conditions set forth in this Agreement, up to the sum of the following sublimits (the "Loan Limit"):

               a. Up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) of Borrower's Eligible Accounts; plus

               b. Up to sixty-five percent (65%) of the lower of the cost or market value of Borrower's Eligible Inventory consisting solely of finished goods (other than finished goods which are in transit); plus

               c. Up to fifty percent (50%) of the lower of the cost or market value of Borrower's Eligible Inventory consisting solely of finished goods or finished components of goods which are in transit or Five Hundred Thousand Dollars ($500,000), whichever is less; plus

               d. Up to fifty percent (50%), of the lower of the costs or market value of Borrower's Eligible Inventory consisting solely of raw materials less than one (1) year old; plus

               e. Up to forty percent (40%) of the lower of the cost or market value of Borrower's Eligible Inventory consisting solely of work-in-process or Two Million Dollars ($2,000,000), whichever is less; plus

               f. Subject to Paragraph (2) of this Exhibit A, up to fifty percent (50%) against the face amount of commercial Letters of Credit issued by Issuing Bank for the purpose of purchasing Inventory, provided that such commercial Letters of Credit are in form and substance satisfactory to Collateral Agent; plus

               g. Subject to Paragraphs (3)(a) and (3)(c) hereof, up to Four Million One Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 70/100 Dollars ($4,166,666.70) with respect to Borrower's Equipment; plus

               h. Subject to Paragraphs (3)(b) and (3)(d) hereof, up to Two Million Five Hundred Thousand Dollars ($2,500,000) with respect to Borrower's real property located at 501 Daniel Street, Tarboro, North Carolina; plus

               i. Subject to Paragraph (3)(f) hereof, up to Nine Million Dollars ($9,000,000) as a special accommodation; minus

               j. Such reserves as Collateral Agent elects, in its reasonable discretion, to establish from time to time, including, without limitation, a reserve to pay royalties or other licensee fees with respect to patents, trademarks and copyrights licensed by Borrower in connection with the production or sale of Inventory, in the event that Collateral Agent becomes aware that such license fees or royalties are not being paid in a timely fashion or following the occurrence and during the continuance of an Event of Default and a reserve of ten percent (10%) with respect to Eligible Accounts as a result of the high level of dilution of Borrower's Accounts;

     provided that the advances at subparagraphs (b), (c), (d), (e) and (f) above shall in no event exceed the aggregate amount of Twenty-Five Million Dollars ($25,000,000); and

     further provided, that the aggregate amount of Loans outstanding at any time shall in no event exceed Forty Million Dollars ($40,000,000) (the "Aggregate Maximum Loan Amount").

     (d) Paragraph (3) of Exhibit A to the Loan Agreement is hereby amended to amend and restate subparagraphs (a) and (b) in their entirety, as follows:

     "(a) The availability described in Paragraph (1)(g) of this Exhibit A shall be automatically curtailed by an amount equal to Eighty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($83,333.33) per month, commencing on February 28, 1999, and continuing on the last day of each month thereafter, until the earlier to occur of (i) the date on which said availability shall be reduced in full and (ii) the date upon which this Agreement terminates pursuant to Paragraph 10 of the Agreement.

     (b) The availability described in Paragraph (1)(h) of this Exhibit A shall be automatically curtailed by an amount equal to Fifty Thousand Dollars ($50,000.00) per month, commencing on February 28, 1999, and continuing on the last day of each month thereafter until the earliest to occur of (i) the date on which said availability shall be reduced in full, (ii) the date on which Borrower refinances the Loans made with respect to the availability described in Paragraph (1)(g) of this Exhibit A, at which time such availability will be reduced in full, and (iii) the date upon which this Agreement terminates pursuant to Paragraph 10 of the Agreement."

     (e) Paragraph (3) of Exhibit A to the Loan Agreement is hereby amended to amend and restate subparagraph (e) in its entirety, as follows:

     "(e) The availability reductions set forth in Paragraphs (3)(a), (3)(b),
          (3)(c) and (3)(d) above shall not reduce the Maximum Loan Amount of any Lender or reduce the aggregate Loan Limit of Forty Million Dollars ($40,000,000) set forth in Paragraph (1) of this Exhibit A."

     (f) Paragraph (3) of Exhibit A is hereby amended to amend and restate subparagraph (f) in its entirety, as follows:

     "(f) The availability described in Paragraph (1)(i) above shall be curtailed by an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000) per month commencing September 30, 1999, and continuing on the last day of each month thereafter until the earliest to occur of (i) the date on which such availability shall be reduced in full, (ii) the date on which this Agreement terminates pursuant to Paragraph 10 of this Agreement. The availability reductions described in this Paragraph (3)(f) shall not reduce the Maximum Loan Amount of any Lender or reduce the aggregate Loan Limit of Forth Million Dollars ($40,000,000) set forth in Paragraph 1 of this Exhibit A."

     (g) Paragraph (4) of Exhibit A to the Loan Agreement is hereby amended and restated in its entirety as follows:

     "(4) INTEREST RATE: Subject to the terms and conditions set forth below,
          (a) all Loans made pursuant to subparagraphs (1)(a), (1)(b), (1)(c),
          (1)(d), (1)(e), (1)(f), and (1)(g) of this Exhibit A shall bear interest at the rate of one and one-half percent (1.5%) per annum in excess of LaSalle's publicly announced prime rate (which is not intended to be LaSalle's lowest or most favorable rate in effect at any time) (the "Prime Rate") in effect from time to time, and (b) all Loans made pursuant to subparagraphs (1)(h) and (1)(i) of this Exhibit A shall bear interest at the rate of two percent (2.00%) per annum in excess of the Prime Rate. Interest shall be payable on the last business day of each month, in arrears. Each rate of interest set forth herein shall increase or decrease with each increase or decrease in the Prime Rate, effective on the effective date of each such change in the Prime Rate. Following the occurrence and during the continuance of an Event of Default, the Loans shall bear interest at a rate equal to two percent (2.00%) in excess of the rate otherwise applicable to such Loans. For purposes of calculating interest payable hereunder, Loans shall be deemed to be outstanding first against the availability under subparagraphs (h) and (i) of Paragraph 1 of this Exhibit A and then against the availability under the remaining subparagraphs of Paragraph 1 of this Exhibit A.

     (h) Subparagraph (6)(a) of Exhibit A to the Loan Agreement is hereby amended and restated in its entirety, as follows:

     "(a) Unused Line Fee: Borrower shall pay to Collateral Agent for the benefit of Lenders, an unused line fee equal to one-half of one percent (0.50%) per annum, based on a three hundred sixty (360) day year, of the difference between Forty Million Dollars ($40,000,000) and the average daily loan balance plus the average daily outstanding face amount of all Letters of Credit. Such fee shall be fully earned by Lenders and paid to Collateral Agent monthly in arrears on the last Business Day of each month."

     (i) Each Lender's Maximum Loan Amount is hereby amended to be as follows:

         LaSalle National Bank                                $17,600,000
         Congress Financial Corporation (Central)             $14,400,000
         FINOVA Capital Corporation                           $ 8,000,000

     2. This Amendment shall not become effective until (i) this Amendment is fully executed by all parties hereto, (ii) The CIT Group/Credit Finance, Inc. has assigned its interest in the Loans to LaSalle and (iii) Borrower executes replacement Secured Promissory Notes in favor of each Lender in an amount equal to each such Lender's new Maximum Loan Amount. Furthermore, until the items described in clauses (a) and (b) below are completed to the satisfaction of Agent, the availability described in subparagraph (l)(i) of Exhibit A to Loan Agreement shall be limited to Four Million Five Hundred Thousand Dollars ($4,500,000): (a)(i) Borrower causes Parent to pledge the remaining stock of Empire Toys (Hong Kong) Limited ("Empire Hong Kong") to Agent, (ii) Empire Hong Kong guaranties the Loans by Agent and Lenders to Borrower and secures such guaranty with liens upon substantially all of its assets (and executes all documents, instruments and agreements as Agent shall require in connection therewith), and (b)(i) each of Apple Sports, Inc., Dorsen Sports, Inc. and Apple Golf Shoes, Inc. (the "Apple Companies") guaranties the Loans and grants security interests in their assets to secure such liens, (ii) the existing loan documents between LaSalle and the Apple Companies are amended and restated and additional documents are provided to the extent necessary to reflect a syndicated loan facility with LaSalle as Agent and the other Lenders hereunder as lenders to the Apple Companies with the same Pro Rata Shares of such loan facilities as such Lenders' Pro Rata Shares hereunder, and (iii) Borrower guaranties the loans by Agent and Lenders to the Apple Companies. Finally, if the items described in clause (a) above are not completed within thirty (30) days of the date hereof, or the items described in clause (b) above are not completed within fifteen (15) days of the date hereof, such events shall constitute Events of Default.

     3. Except as expressly consented to and amended hereby, the Loan Agreement and Exhibit A thereto remain unchanged and of full force and effect in accordance with the terms thereof.

                            LASALLE NATIONAL BANK, as Collateral Agent,
                            Administrative Agent and Lender


                            By  /s/ Robert Corsentino
                                ------------------------------------------------
                            Its SVP
                                ------------------------------------------------


Consented and agreed to this 9th day of March, 1999.


CONGRESS FINANCIAL CORPORATION (CENTRAL), as a Lender

By  /s/ Brett Mook
    -------------------------------------------
Its  VP
    -------------------------------------------


FINOVA CAPITAL CORPORATION, as a Lender

By  /s/ Bruce Mettel
    -------------------------------------------
Its Authorized Signer
    -------------------------------------------

Accepted and agreed to this 9th day of March, 1999.


EMPIRE INDUSTRIES, INC.

By  /s/ William H. Craig
    -------------------------------------------
Its  Executive Vice President - CFO
    -------------------------------------------

The undersigned Guarantor hereby acknowledges that it has read the foregoing amendment and all previous amendments and hereby reaffirms its guaranty of the obligations of Borrower this 9th day of March, 1999.


EMPIRE OF CAROLINA, INC.

By  /s/ William H. Craig
    -------------------------------------------
Its  Executive Vice president - CFO
    -------------------------------------------